Exhibit 99.1

PRESS RELEASE

PACKAGED ICE REPORTS SECOND QUARTER 2003 RESULTS

AUGUST 5, 2003 – DALLAS, TEXAS – Packaged Ice, Inc. (AMEX:ICY) today reported financial results for the second quarter ended June 30, 2003.

Revenues in the second quarter of 2003 were $70.7 million, compared to $73.5 million in the same quarter of 2002.  The net income available to common shareholders was $7.5 million or $0.36 per diluted share, compared to a net income available to common shareholders of $8.2 million or $0.39 per diluted share in the second quarter of 2002.

Revenues in the first six months of 2003 were $103.3 million, compared to $106.2 million in the comparable period of 2002.  The net loss available to common shareholders was $8.3 million or $0.41 per share, compared to a net loss available to common shareholders, before the cumulative effect of a change in accounting principle, of $9.0 million or $0.44 per share in the comparable period of 2002.  Effective January 1, 2002, Packaged Ice adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”  The adoption of this accounting standard resulted in an impairment charge of $73.2 million or $3.64 per share.

EBITDA as adjusted (defined as earnings before interest, taxes, depreciation and amortization, gain or loss on the disposition of assets, impairment of assets, gain or loss on extinguishment of debt and the cumulative effect of changes in accounting principle, and referred to as EBITDA) was $23.0 million in the second quarter of 2003, compared to $24.3 million in the second quarter of 2002.  EBITDA for the first six months of 2003 was $22.4 million, compared to $22.8 million for the comparable period in 2002.  By presenting EBITDA, Packaged Ice intends to provide investors a better understanding of the core operating results and underlying trends to measure past performance as well as prospects for the future.  Packaged Ice evaluates operating performance based on several measures, including EBITDA, as the Company believes it is an important measure of the operational strength of its business.  A reconciliation of EBITDA to net income or loss available to common shareholders can be found at the end of this press release.

“Despite performance in the second quarter that was at the lower range of our expectations, we remain committed to achieving our EBITDA and debt reduction targets for the full year 2003,” commented Chairman and Chief Executive Officer William P. Brick.  “Additionally, we are working towards the consummation of our pending merger as the best means of maximizing shareholder value.”

OUTLOOK

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations, or divestitures that may be completed after August 4, 2003.

Management expects revenues for 2003 to range between $230 and $240 million, and EBITDA in the range of $59 to $62 million.  Management further expects to report net income or loss available to common shareholders in 2003 ranging from a net loss of $2 million or $0.10 per share, to net income of $1 million or $0.05 per diluted share.  Management expects revenues in the third quarter of 2003 to range between $84 million and $89 million, with EBITDA in the range of $30 million to $33 million.  The third quarter net income available to common shareholders is expected to be in the range of $15 million to $18 million, or $0.71 to $0.86 per diluted share.  The outlook for the third quarter and full year does not include gains or losses from the disposition of assets, asset impairment charges, or gains or losses on the extinguishment of debt.

CONFERENCE CALL

Packaged Ice has scheduled a conference call on Tuesday, August 5, 2003 at 10:00 a.m. eastern time.  To participate, dial 303-262-2175 and ask for the Packaged Ice call 10 minutes prior to the start time, or join the conference call live over the Internet by logging on to http://www.reddyice.com.  A telephonic replay will be available through May 13, 2003, and may be accessed by calling 303-590-3000 and using the passcode 548166.  Also, an audio archive will be available at http://www.reddyice.com for approximately 12 months.  In addition, this press release shall be available on the Company’s website prior to the conference call in the section titled “Financial” under the heading “Press Releases”.  For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kroan@drg-e.com.

Packaged Ice is the largest manufacturer and distributor of packaged ice in the United States.  Employing over 1,700 people, its products are sold to more than 73,000 locations in 31 states and the District of Columbia, and provide a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs, and its proprietary Ice Factory technology.  Packaged Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions.  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  For a discussion of risks, investors are urged to refer to the Company’s reports filed under the Securities and Exchange Act of 1934.

– Tables to Follow –

PACKAGED ICE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(in thousands, except per share amounts)

Revenues	$70,749	$73,459	$103,316	$106,239
Cost of sales	40,520	41,086	66,311	67,239
Gross profit	30,229	32,373	37,005	39,000
Operating expenses	7,316	8,115	14,661	16,267
Depreciation and amortization expense	5,919	6,450	11,710	12,881
Loss (gain) on disposition of assets	(1)	307	(11)	370
Income from operations	16,995	17,501	10,645	9,482
Other income, net	41	41	31	78
Gain on extinguishment of debt	—	356	—	795
Interest expense	(8,542)	(8,804)	(16,902)	(17,550)
Income (loss) before income taxes	8,494	9,094	(6,226)	(7,195)
Income taxes	—	—	—	—
Net income (loss) before cumulative effect of change in accounting principle	8,494	9,094	(6,226)	(7,195)
Cumulative effect of change in accounting principle	—	—	—	(73,230)
Net income (loss) before preferred dividends	8,494	9,094	(6,226)	(80,425)
Preferred dividends	(1,039)	(940)	(2,033)	(1,842)
Net income (loss) available to common shareholders	$7,455	$8,154	$(8,259)	$(82,267)

Basic net income (loss) per share of common stock:
Net income (loss) available to common shareholders before cumulative effect of change in accounting principle	$0.37	$0.40	$(0.41)	$(0.44)
Cumulative effect of change in accounting principle	—	—	—	(3.64)
Net income (loss) available to common shareholders	$0.37	$0.40	$(0.41)	$(4.08)

Diluted net income (loss) per share of common stock:
Net income (loss) available to common shareholders before cumulative effect of change in accounting principle	$0.36	$0.39	$(0.41)	$(0.44)
Cumulative effect of change in accounting principle	—	—	—	(3.64)
Net income (loss) available to common shareholders	$0.36	$0.39	$(0.41)	$(4.08)

Weighted average common shares outstanding:
Basic	20,157	20,157	20,157	20,156
Diluted	20,940	20,674	20,157	20,156

EBITDA	$22,954	$24,299	$22,375	$22,811

PACKAGED ICE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	June 30, 2003	December 31, 2002
	(in thousands)

Cash and cash equivalents	$6,201	$6,500
All other current assets	40,433	26,004
Total assets	356,138	347,573

Current liabilities (less current portion of long-term debt and line of credit)	38,265	38,516
Total current and non-current debt (including line of credit)	319,228	305,214
Mandatorily redeemable preferred stock	43,025	40,992
Shareholders’ deficit	(44,380)	(37,149)
Total liabilities and shareholders’ deficit	356,138	347,573

PACKAGED ICE, INC. AND SUBSIDIARIES

RECONCILIATION OF EBITDA TO NET INCOME (LOSS) AVAILABLE TO

COMMON SHAREHOLDERS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(in thousands)

EBITDA	$22,954	$24,299	$22,375	$22,811
Gain (loss) on disposition of assets	1	(307)	11	(370)
Gain on extinguishment of debt	—	356	—	795
Depreciation and amortization	(5,919)	(6,450)	(11,710)	(12,881)
Interest expense	(8,542)	(8,804)	(16,902)	(17,550)
Income taxes	—	—	—	—
Cumulative effect of change in accounting principle	—	—	—	(73,230)
Preferred dividends	(1,039)	(940)	(2,033)	(1,842)
Net income (loss) available to common shareholders	$7,455	$8,154	$(8,259)	$(82,267)

PACKAGED ICE, INC. AND SUBSIDIARIES

RECONCILIATION OF PROJECTED EBITDA TO

PROJECTED NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS

(Unaudited)

	Three Months Ended September 30,
	2003	2003
	Lower Range	Upper Range
	(in millions)
EBITDA	$30.0	$33.0
Depreciation and amortization expense	(5.6)	(5.6)
Interest expense	(8.3)	(8.3)
Income taxes	—	—
Preferred dividends	(1.1)	(1.1)
Net income available to common shareholders	$15.0	$18.0

	Twelve Months Ended December 31,
	2003	2003
	Lower Range	Upper Range
	(in millions)
EBITDA	$59.0	$62.0
Depreciation and amortization expense	(22.8)	(22.8)
Interest expense	(34.0)	(34.0)
Income taxes	—	—
Preferred dividends	(4.2)	(4.2)
Net income (loss) available to common shareholders	$(2.0)	$1.0